STOCK PURCHASE AGREEMENT


STOCK PURCHASE AGREEMENT, dated as of January 31, 1997, by and among Western Pacific Airlines, Inc., a Delaware corporation (the "Company"), Hunt Petroleum of Texas, Inc., a Delaware corporation ("Hunt"), and GFI Company, a Nevada corporation ("GFI").

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

 ARTICLE 1.

 DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Affiliate" means a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

"Agreement" means this Stock Purchase Agreement, as it may be amended, supplemented or modified from time to time in accordance with the terms hereof.

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

"Bylaws" means the Company's Bylaws, as amended from time to time.

"Certificate of Designation" means the Certificate of Designation classifying and designating the Series B Preferred Stock of the Company, substantially in the form of Exhibit A attached hereto.

"Charter" means the Company's Restated Certificate of Incorporation, as amended from time to time.

"Closing" has the meaning provided therefor in Section 2.1(b) of this Agreement.

"Closing Date" has the meaning provided therefor in Section 2.1(b) of this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Company's common stock, par value $.001 per share.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Governmental Entity" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

"Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws).

"Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

"Material Adverse Effect" has the meaning given it in Section 3.1(a).

"Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Purchase Documents" means this Agreement, the Warrants and any other documents executed in connection herewith.

"Purchaser(s)" means Hunt and GFI.

"Rule 144" means Rule 144 under the Securities Act, and any successor rule thereto.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Series B Preferred Stock" means the Company's Series B Preferred Stock, par value $.001 per share.

"Shares" means the shares of Series B Preferred Stock purchased by the Purchasers pursuant to this Agreement.

"Subsidiary" means, with respect to any Person, (a) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof or
(b) any other Person (other than a corporation) in which such Person, a Subsidiary thereof or such Person and a Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

"Underlying Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

"Warrants" means the non-transferable warrants to purchase shares of Common Stock to be issued to Hunt in the form attached hereto as Exhibit B, and the non-transferable warrants to purchase shares of Common Stock to be issued to GFI in the form attached hereto as Exhibit C.


 ARTICLE 2.

 PURCHASE OF PREFERRED STOCK

Section 2.1 Purchase of Shares; Closing.

(a) Subject to the terms and conditions herein set forth, the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, one hundred thousand (100,000) shares of Series B Preferred Stock at a purchase price of $100.00 per Share, payable as set forth in paragraph (c) below.

(b) The purchase and sale of the Shares to be purchased by the Purchasers hereunder will take place at a closing (the "Closing") to be held at the offices of the Company, at 10:00 a.m. local time on such date as all of the conditions to closing set forth in Article 4 of this Agreement have been satisfied or waived, or at such other location, date and time as may be mutually agreed upon by the parties hereto. The date and time at which the Closing is to be concluded is the "Closing Date."

(c) Immediately upon the satisfaction of all of the conditions to closing set forth in Article 4 hereof, (a)(i) that certain $10,000,000 Promissory Note dated January 31, 1997 executed by the Company in favor of Hunt and (ii) that certain $10,000,000 Promissory Note dated January 31, 1997 executed by the Company in favor of GFI (collectively, the "Notes"), shall be deemed canceled and of no further force and effect as of such date; and (b) the Company shall deliver to each of the Purchasers, against cancellation of the Notes, a share certificate representing the total number of Shares to be purchased by each such Purchaser hereunder. On the date hereof, the Company shall issue to each of Hunt and GFI, a check representing accrued and unpaid interest on each of their respective notes dated as of December 18, 1996 which are being canceled as of the date hereof.

(d) At the Closing, the Company shall issue and deliver to Hunt the Warrants to purchase shares of Common Stock in the form attached hereto as Exhibit B, and to GFI the Warrants to purchase shares of Common Stock in the form attached hereto as Exhibit C.


 ARTICLE 3.

 REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company represents and warrants to Purchasers as of the date hereof as follows:

(a) Organization and Good Standing.    The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed and in good standing as a foreign corporation and authorized to do business in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification necessary, except where the failure to be so qualified, licensed or authorized, or to be in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the assets, financial condition, earnings or operations of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted, except where a lack of such corporate power or authority would not reasonably be expected to have a Material Adverse Effect.

(b) Authorizations. (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Documents; (ii) the execution and delivery by the Company of the Purchase Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company and all necessary stockholder action, if any; and (iii) the execution and filing of the Certificate of Designation have been duly and validly authorized by the Company.

(c) Capitalization. The total authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 13,362,068 are issued and outstanding as of January ___, 1997, and (ii) 3,047,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued as of the date hereof, and of which 200,000 shares shall be issued and outstanding upon the consummation of the transaction contemplated by this Agreement. All of the outstanding shares of stock of the Company are duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. Except for the Warrants and options issued under the Western Pacific Airlines, Inc. 1994 Stock Option Plan, there are outstanding no securities or indebtedness convertible into, exchangeable for, or carrying the right to acquire, Common Stock or other equity securities of the Company, or subscriptions, warrants, options, rights, or other arrangements or commitments obligating the Company to issue or dispose of any Common Stock or other equity securities or any ownership therein. All of the Underlying Shares have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered in accordance with the provisions of the Warrant and the Charter (assuming issuance and delivery of the Shares pursuant to this Agreement against payment of the consideration specified therefor), will be duly and validly issued, fully paid and non-assessable (except for changes affecting the Common Stock as a class after the Closing Date). Upon filing of the Certificate of Designation with the Secretary of State of Delaware, the Shares will conform to the description thereof contained in the Certificate of Designation. The holders of outstanding stock of the Company are not entitled to preemptive or other rights afforded by the Company to subscribe for the Underlying Shares.

(d) Conflicting Agreements and Other Matters. Assuming compliance with state and federal securities laws and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, each of the Purchasers set forth herein, neither the execution and delivery of the Purchase Documents nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the Shares, the Warrants or the Underlying Shares will (i) violate any provision of any Law presently in effect having applicability to the Company, except such violations as would not have a Material Adverse Effect, (ii) conflict with or result in a breach of or constitute a default under the Charter or Bylaws, (iii) require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which the Company is a party or by which any of its properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as would not have a Material Adverse Effect or (iv) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company.

(e) Due Execution, etc. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(f) Litigation, Proceeding, etc. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any Governmental Entity which (i) challenges the legality, validity or enforceability of any of the Purchase Documents, the Warrants, the Shares or the Underlying Shares; (ii) would (individually or in the aggregate) have a Material Adverse Effect; or (iii) would (individually or in the aggregate) impair the ability of the Company to perform fully on a timely basis any obligations which it has under any of the Purchase Documents.

(g) No Default or Violation. The Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for such defaults or violations as would not have a Material Adverse Effect or as may otherwise have been disclosed to Purchasers in a separate letter dated January 31, 1997, (ii) in violation of any Order of any Governmental Entity, except for such violations as would not have a Material Adverse Effect, or (iii) in violation of any Law which would (A) adversely affect the legality, validity or enforceability of the Purchase Documents; (B) have a Material Adverse Effect; or (C) adversely impair the Company's ability or obligation to perform fully on a timely basis any obligation which it has under the Purchase Documents.

(h) Status of Shares. The issuance and sale of the Shares and the reservation and issuance of the Underlying Shares have been duly authorized by all necessary corporate action and stockholder action, if any, on the part of the Company and such Shares, when delivered to the Purchaser at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Shares and the issuance of the Underlying Shares is not and will not be subject to preemptive rights of any other shareholder of the Company.

(i) Governmental Consents, etc. Except as may be required by any state or foreign securities or blue sky laws or the HSR Act, and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, the Purchasers set forth herein, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Entity, any securities exchange or the Nasdaq Stock Market is required in connection with the execution, delivery or performance by the Company of this Agreement, and the issuance, sale or delivery of the Shares or the issuance of the Underlying Shares except for those that have been or by the Closing shall be made or received by the Company.

(j) SEC Reports. The Company has delivered or made available to Purchasers each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since January 1, 1995, which reports constitute all of the documents required to be filed by the Company with the SEC since January 1, 1995, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports and any Company Reports filed after the date hereof and prior to the Closing Date (a) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder; and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed with the SEC all reports required to be filed under Sections 13, 14 and 15(d) of the Exchange Act. Each of the balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of the Company as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly present in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of the Company, including the notes thereto, included in or incorporated by reference into the Company Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto). Since the date of the first Company Report, there has been no material change in the Company's accounting methods or principles except as described in the notes to such Company financial statements.

(k) No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commissions that have been disclosed to the Purchasers and as to which the Company shall have full responsibility.

Section 3.2  Representations, Warranties and Covenants of the Purchasers.

(a) Investment Intent. Each Purchaser represents and warrants to the Company that the Shares to be acquired by it hereunder and any Underlying Shares to be acquired upon exercise of the Warrants are being acquired for its own account for investment and with no intention of distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State or any foreign country or jurisdiction.

(b) Transfer Restrictions. If any Purchaser should decide to dispose of any of the Shares to be purchased by it or any Underlying Shares to be issued to it upon the exercise of the Warrants, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Purchasers understand that the Company intends to file a registration statement with the SEC to register the Underlying Shares in accordance with Section 5.4 hereof. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Shares or Underlying Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Shares or Underlying Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company and its counsel, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities laws. Each Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares and any Underlying Shares:

THE SHARES OF [SERIES B PREFERRED STOCK] OR [COMMON STOCK] (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

The legend set forth above may be removed if and when the Shares or Underlying Shares, as the case may be, represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company.
The share certificates shall also bear any additional legends required by applicable federal, state or foreign securities Laws or necessary under other applicable Laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the Charter or the applicable requirements of such securities or other applicable Laws. Each Purchaser agrees that, in connection with any Transfer of Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares or Underlying Shares.

(c) Stop Transfer Instruction. Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent for the Shares or the Underlying Shares in order to implement the restrictions on transfer set forth in this Agreement.

(d) Purchaser Status. Each Purchaser represents and warrants to, and covenants and agrees with the Company that (i) at the time it was offered the Shares, it had, (ii) at the date hereof, it has, (iii) at the Closing Date, it will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Shares, and is able to bear the economic risk of such investment, and (iv) it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.
 .
(e) Authority. Each Purchaser represents and warrants to the Company that, assuming the accuracy of the representation of the Company in Section 3.1(a) hereof, (i) the purchase of the Shares to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Shares to be purchased by it does not conflict with or violate
(A) its organizational documents, charter or by-laws or (B) any Law applicable to it in a manner that could materially hinder or impair the completion of the transactions contemplated hereby; and (iii) the purchase of Shares to be purchased by it does not impose any penalty or other onerous condition on such Purchaser that could materially hinder or impact the completion of the transactions contemplated hereby.

(f) Access to Information. Each Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company, the Company's financial condition, pro forma results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares, including, without limitation, all information available to the directors of the Company; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense.

(g) Reliance. Each Purchaser also understands and acknowledges that (i) the Shares are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon, the accuracy and truthfulness of the foregoing representations and each Purchaser hereby consents to such reliance.

(h) No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any Purchaser in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commission that have been disclosed to the Company and as to which the Purchasers shall have full responsibility.

SECTION 3.3 NO OTHER REPRESENTATIONS OR WARRANTIES. THE COMPANY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER TO PURCHASERS, OTHER THAN THOSE SET FORTH IN SECTION 3.1.

 ARTICLE 4.

 CONDITION PRECEDENT TO CLOSING

Section 4.1 Conditions Precedent to Obligations of the Purchasers. The obligations of each Purchaser to purchase the Shares to be purchased hereunder are subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver by it of the following conditions:

(a) If either Purchaser elects to make a filing under the HSR Act within twenty (20) days after the date hereof to obtain clearance of the exercise of the Warrants, the waiting period applicable to such filing under the HSR Act shall have expired or been terminated.

(b) At the Closing Date, the Purchasers shall have received certificates representing the Shares.

(c) At the Closing Date, the Company shall have executed and delivered to Hunt the Warrants in the form attached hereto as Exhibit B, and to GFI the Warrants in the form attached hereto as Exhibit C.

(d) The representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

(e) At the Closing Date, the Purchasers shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company in such capacity and not individually stating that the conditions specified in this Section 4.1 have been satisfied at the Closing Date.

(f) At the Closing Date, the Purchasers shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company in such capacity and not individually and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Charter, (B) the Certificate of Designation, (C) Bylaws and (D) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Purchase Documents, the issuance of the Warrants and all other documents to be executed in connection therewith, the issuance and sale of the Shares and the Underlying Shares, and the adoption, execution and filing of the Certificate of Designation, (ii) the incumbency of officers executing this Agreement, and (iii) that attached thereto is a specimen of the share certificate for the Series B Preferred Stock.

(g) No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

(h) The Certificate of Designation shall have been duly authorized and adopted by the Board of Directors of the Company and filed with the Secretary of State of Delaware.

Section 4.2 Conditions, Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Shares hereunder is subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver by it of the following conditions:

(a) If either Purchaser elects to make a filing under the HSR Act within twenty (20) days after the date hereof to obtain clearance of the exercise of the Warrants and the Company reasonably determines that it is unable to consummate the sale of the Shares and the Warrants as contemplated hereby until the waiting period under the HSR Act has expired or been terminated, the waiting period applicable to such filing under the HSR Act shall have expired or been terminated.

(b) On the Closing Date, the Company shall have received from Purchasers payment of the Purchase Price by cancellation and delivery of the Notes.

(c) The representations and warranties made by the Purchasers herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and each of the Purchasers shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

(d) No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

(e) At the Closing Date, the Company shall have received from each Purchaser a certificate, dated the Closing Date, signed by its respective Chief Executive Officer or such other duly authorized senior officer, in such capacity and not individually, stating that the conditions specified in this Section 4.1 have been satisfied at the Closing Date.

 ARTICLE 5.

 COVENANTS

Section 5.1 Approvals. The Company and the Purchasers each agree to cooperate and use their reasonable best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary
to) all approvals that may be necessary or which may be reasonably requested by the Company or the Purchasers to consummate the transactions contemplated by this Agreement. The Company agrees that upon the request of either Purchaser, which request may only be made one time by each Purchaser, the Company shall pay on behalf of such requesting Purchaser the filing fee required under the HSR Act. The Company also agrees that upon the request of either Purchaser, it shall make any reasonably required filing under the HSR Act.

Section 5.2 Notification of Certain Matters. The Company shall give prompt notice to each of the Purchasers, and each Purchaser shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any Purchase Documents to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date and (b) any failure of the Company, on the one hand, or any Purchaser, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any Purchase Documents.

Section 5.3  Registration of Underlying Shares.

(a) The Company covenants that it will, at its sole expense, (i) within 120 days following the issuance of the Preferred Stock, file a registration statement (the "Registration Statement") with the SEC to register under the Securities Act the Purchasers' resales of the Underlying Shares, (ii) use its reasonable best efforts to cause such Registration Statement to become effective within 180 days after the issuance of the Preferred Stock; and (iii) maintain the effectiveness of such Registration Statement until April 30, 2001.

(b) Each of the Purchasers shall cooperate with the Company in connection with a registration of the Underlying Shares and shall furnish (i) such information as may be reasonably required by the Company or by the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be reasonably required by the Commission in connection therewith.

(c) In addition to the Registration Statement provided for in paragraph (a) above, the Company agrees, if requested (the "Demand") by the holders of 50% or more of the Registrable Securities (as defined below), to file with the Commission, at the Company's sole expense (other than with respect to underwriting discounts and commissions and fees and expenses of legal counsel for selling holders, which expenses shall be paid by the holders of Registrable Securities pro rata to the extent that such holders elect to participate in the Demand), one registration statement under the Securities Act (the "Demand Registration Statement") for an underwritten public offering of Underlying Shares by any holder of Registrable Securities seeking to sell all or a portion of its Underlying Shares in such offering. If any holder or any group of holders of Registerable Securities makes a Demand, the Company shall deliver written notice to each other holder of Registerable Securities of the Demand and, for a period of ten (10) days after receipt of such notice, such holders may elect to sell all or any portion of their Registerable Securities in such Demand Registration Statement by delivering written notice of such desire to the Company within such ten (10) day period. Such Demand shall be subject to customary underwriting cutbacks (but in the event holders of Registerable Securities are cutback, no securities other than Registerable Securities shall be included in the Demand Registration Statement) and, upon the exercise of such cutback, all holders of Registerable Securities who elected to participate in the Demand shall be entitled to sell a pro rata portion of their Registerable Securities that they elected to sell in such Demand. Selection of the managing underwriters for such an underwritten public offering shall be subject to the approval of the Company, which approval shall not be unreasonably withheld. "Registrable Securities" shall mean all Underlying Shares that, at the date of determination, have been issued upon exercise of Warrants and all Underlying Shares for which Warrants are exercisable as of such date. In connection with such underwriting, the Company agrees to execute an Underwriting Agreement containing such representations, warranties and covenants (including indemnities) as are customarily given by issuers in similar underwritten offerings and to use its best efforts to cause its independent auditors and counsel to deliver such comfort letters and opinions as are customarily given in similar offerings. Notwithstanding the foregoing, the Company shall not be required to file the Demand Registration Statement on or before October 31, 1998. In addition, the Company will be permitted to defer the filing of the Demand Registration Statement for up to 180 days (by written notice to the selling holders delivered promptly after the Company's receipt of the Demand) if the filing of such registration statement would, in the good faith judgment of the Company's Board of Directors, substantially interfere with a key Company initiative, such as a pending acquisition or financing. A registration statement filed under this paragraph (c) shall be the Demand Registration Statement if the Company shall have filed such registration statement within a reasonable period following the Company's receipt of the Demand and, in a diligent manner, satisfactorily resolved all comments of the Commission staff with respect thereto to the point that the staff is prepared (if requested) to accelerate the effectiveness of such registration statement. If such registration statement is thereafter withdrawn by the Company at the request of the selling holders or if such holders do not request the Company to seek acceleration of the effectiveness of the such registration statement within 60 days following the Commission's readiness to accelerate the effectiveness thereof, such registration statement will nonetheless be the one Demand Registration Statement required to be filed by the Company hereunder.

(d) In the event of any registration of the Underlying Shares under the Securities Act, the Company will indemnify and hold harmless each Purchaser and each Affiliate of each Purchaser within the meaning of the Securities Act (collectively, the "Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period the Company is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the Statements made therein not misleading, and will promptly reimburse each Indemnified Person for any legal or any other expenses reasonably incurred by it (from time to time as such expenses are incurred) in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company, which shall not be unreasonably withheld); provided, however, that the Company will not be liable to a particular Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon
(i) an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by that Indemnified Person or by Purchasers or an Affiliate of Purchasers specifically for use in the preparation thereof; or (ii) any act or action of the Indemnified Person other than as a selling shareholder under the Registration Statement.

(e) In the event of any registration of the Underlying Shares under the Securities Act pursuant to this Section, each Purchaser shall indemnify and hold harmless the Company, each of the Company's directors and officers, any underwriter and each other person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will promptly reimburse the Company, each such director, officer, underwriter and controlling person for any legal or other expenses reasonably incurred (from time to time as such expenses are incurred) by them in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of Purchasers, which shall not be unreasonably withheld); but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by such Purchaser or such Purchaser's Affiliates specifically for use in the preparation thereof.

(f) Promptly after receipt by a party entitled to indemnification hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section shall be in addition to any liabilities which the indemnifying parties may have pursuant to law or contract.

(g) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the holders of the Underlying Shares being registered shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to, and relative faults of, the Company, on the one hand, and the Purchasers, on the other hand, in connection with the transactions to which such indemnification or
reimbursement relates.   As among themselves, the holders of the Underlying
Shares in such offering shall contribute to amounts payable by other selling holders, if any, in such manner as shall give effect, to the extent permitted by law, to the provisions of this Section. No Person guilty of "fraudulent misrepresentation" (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5.4 Filings under the Securities Exchange Act of 1934. The Company covenants and agrees to make all required filings, in a timely manner, under the Securities Exchange Act of 1934, as amended, as may be necessary to remain current with its reporting obligations.


 ARTICLE 6.

 MISCELLANEOUS

Section 6.1 Survival of Provisions. The representations, warranties and covenants of the Company and the Purchasers made herein shall remain operative and in full force and effect pursuant to their terms regardless of (a) any investigation made by or on behalf of the Purchasers or the Company, as the case may be, or (b) acceptance of any of the Shares and payment by the Purchasers therefor.

Section 6.2 Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing Date as follows and in no other manner:

(a) By either the Company or a Purchaser if the Closing has not occurred on or prior to April 30, 1997; provided, however, that the right to terminate this Agreement under this Section 6.2(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to occur on or before such date;

(b) By mutual consent of the Purchasers and the Company; or

(c) By either a Purchaser, on the one hand, or the Company, on the other hand, with written notice to the other parties if there has been a material misrepresentation or breach on the part of the Company or a Purchaser, respectively, in their respective representations, warranties and covenants set forth herein, which breach shall not have been cured within thirty (30) days after receipt of notice thereof from the non-breaching party.

In the event that this Agreement should be terminated pursuant to Section 6.2, all further obligations of the parties under this Agreement shall terminate, provided, however, that a termination under Section 6.2(c) shall not relieve any party of any liability for a breach of, or any misrepresentation under, this Agreement or be deemed to constitute a waiver of any available remedy for any such breach or misrepresentation.

Section 6.3 Waiver, Modification in Writing. No failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and, on the other hand, each of the Purchasers (in connection with any such pre-closing actions) or a majority in interest of the Series B Preferred Shares then outstanding (in connection with any such post-closing action). Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

Section 6.4 Communications. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service of personal delivery, and addressed to the relevant party or parties at the following address:

(i)if to the Company:

Western Pacific Airlines, Inc.
2864 Circle Drive
Suite 1100
Colorado Springs, Colorado  80906

Telecopier No.: (719) 527-7259
Telephone No.: (719) 527-7421

Attention: Chief Executive Officer

with a copy to:

D'Ancona & Pflaum
30 North LaSalle Street
Suite 2900
Chicago, Illinois  60602

Telecopier No.: (312) 580-0923
Telephone No.: (312) 580-2000

Attention:  Allan J. Reich, Esq.

(ii)if to Hunt:

Hunt Petroleum of Texas, Inc.
c/o Hunt Petroleum Corporation
1601 Elm, 50th Floor
Dallas, Texas  75201

Telecopier No.: (214) 922-1060
Telephone No.: (214) 922-1000

Attention: Mr. Ivan Irwin, Jr., Vice Chairman


 with a copy to:

Vinson & Elkins
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, TX 75201-2975
Telecopier No.: (214) 220-7716
Telephone No.: (214) 220-7700

Attention: Derek McClain, Esq.

(ii)if to GFI:

GFI Company
Hughes Center
3753 Howard Hughes Parkway, Suite 200
Las Vegas, Nevada 89109

Telecopier No.: (702) 892-3950
Telephone No.: (702) 892-3746

Attention: Mr. David C. Story

 with a copy to:

Haynes & Boone
901 Main Street
3100 Nations Bank Plaza
Dallas, TX 75202
Telecopier No.: (214) 200-0588
Telephone No.: (214) 651-5088

Attention: Wilson Chu, Esq.

or to such other address as a Purchaser or the Company, as the case may be, may designate in writing to the other parties hereto, which notice shall be deemed given when received.

Section 6.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

Section 6.6 Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned to any other Person; provided, however, that after the Closing the Company may assign its rights hereunder to any successor entity to the Company, whether pursuant to a sale of substantially all of the Company's assets, or the merger or consolidation of the Company, that agrees to be bound by the terms and conditions hereof and the provisions of the Certificate of Designation or is so bound by operation by law. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and the Purchasers, and their respective successors and permitted assigns.

Section 6.7 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 6.8 Expenses. Each of the parties hereto shall pay its own respective costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement.

Section 6.9 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.10 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 6.11 Integration. This Agreement (including the exhibits hereto) constitutes the entire agreement among the parties with respect to the purchase and sale of the Shares and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.



WESTERN PACIFIC AIRLINES, INC.


By:
Name:
Title:



HUNT PETROLEUM OF TEXAS, INC.


By:
Name:
Title:



GFI COMPANY



By:
Name:
Title: